Exhibit 32

CERTIFICATION OF PERIODIC REPORT

     We, Charles K. Gifford, Chairman and Chief Executive Officer, and Robert C. Lamb, Jr., Executive Vice President and Chief Financial Officer, of FleetBoston Financial Corporation (the “Company”), certify, pursuant to Rule 13a-14(b) or Rule 15d-14(b) under the Securities Exchange Act of 1934 and Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350), that:

1.	the Quarterly Report on Form 10-Q of the Company for the quarter ended June 30, 2003 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. § 78m or 78o(d)); and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: August 11, 2003

/s/	Charles K. Gifford

Charles K. Gifford Chairman and Chief Executive Officer

/s/	Robert C. Lamb, Jr.

Robert C. Lamb, Jr. Executive Vice President and Chief Financial Officer